                                                                     EXHIBIT 4.7

                                   DEBENTURE

    THESE SECURITIES (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. AS AMENDED OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

No. 101                                                            U.S. $500,000

                              MIDISOFT CORPORATION
                 1% CONVERTIBLE DEBENTURE DUE OCTOBER 28, 2000

    FOR VALUE RECEIVED, the Midisoft corporation (the "Company") promises to pay to BP Software, Ltd. (the registered holder hereof (the "Holder"), the principal sum of FIVE HUNDRED THOUSAND Dollars (US $500,000) on October 28, 2000 (the "Maturity Date") and to pay interest on the principal sum outstanding from time to time in arrears upon conversion as provided herein on October 28, 2000 at the rate of 1% per annum accruing from the date of initial issuance. Accrual of interest shall commence on the first such business day to occur after the date hereof until payment in full of the principal sum has been made or duly provided for. Subject to the provision of Section 4 below, the principal of, and interest on this Debenture are payable at the option of the Company, in shares of Common Stock, no par value per share, of the Company ("Common Stock"), or in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, at the address of the Holder as designated in writing by the Holder from time to time. To the extent paid in shares of Common Stock, interest on this Debenture shall be paid at the Market Price (as hereinafter defined) of the Common Stock on the Maturity Date. The Company will pay the principal of and interest upon this Debenture on the Maturity Date, less any amounts required by law to be deducted, to the registered holder of this Debenture as of the tenth day prior to the Maturity Date and addressed to such holder at the last address designated by the Holder in writing. The forwarding of such check shall constitute a payment of principal and interest hereunder and shall satisfy and discharge the liability for principal and interest on this Debenture to the extent of the sum represented by such check.

    This Debenture is being issued pursuant to that certain Securities Purchase Agreement dated October 28, 1997 between the Company and Holder (the "Purchase Agreement"). This Debenture is subject to the following additional provisions:

    1. The Debentures are exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holders surrendering the same. No service charge will be made for such registration or transfer or exchange.

    2. The Company shall be entitled to withhold from all payments of principal of and interest on this Debenture any amounts required to be withheld under the applicable provisions of the United States income tax laws or other applicable laws at the time of such payments and Holder shall execute and deliver all required documentation in connection therewith.

    3. This Debenture has been issued subject to investment representations of the original purchaser hereof and may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended (the "Act"), and other applicable state and foreign securities laws. In the event of any proposed transfer of this Debenture the Company may require, prior to issuance of a new Debenture in the name of such other person that it receive reasonable transfer documentation including opinions that the issuance of the Debenture in such other name does not and will not cause a violation of the Act or any applicable state or foreign securities laws. Prior to due presentment for transfer of this Debenture, the Company and any agent of the Company may treat the person in whose name this Debenture is duly registered on the Company's Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes whether or not this Debenture be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

    4. A. Subject to Section 4B and 4C hereof, the Holder of this Debenture is entitled, at its option to convert at any time the principal amount of this Debenture, provided that the principal amount is at least US 10,000 (unless if at the time of such election to convert the aggregate principal amount of all Debentures registered to the Holder is less than Ten Thousand Dollars (US $10,000), then the whole amount thereof) into shares of Common Stock of the Company at a conversion price for each share of Common Stock equal to the price for the October 28, 1997 Debenture of sixty cents ($0.60) per share. Conversion shall be effectuated by surrendering the Debentures to be converted to the Company with the form of conversion notice attached hereto as Exhibit A, executed by the Holder of the Debenture evidencing such Holder's intention to convert this Debenture or a specified portion (as above provided) hereof, and accompanied, if required by the Company, by proper assignment hereof in blank. Interest accrued or accruing from the date of issuance to the date of conversion shall at the option of the Company be paid in cash or Common Stock upon conversion at the Market Price. No fraction of Shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. The date on which notice of conversion is given (the "Conversion Date") shall be deemed to be the date on which the Holder has delivered this Debenture, with the conversion notice duly executed, to the Company or, the date set forth in such facsimile delivery of the notice of conversion if the Debenture is received by the Company within three (3) business days therefrom. Facsimile delivery of the conversion notice shall be accepted by the Company at telephone number (425-391-3610); ATTN:
President or Secretary. Certificates representing Common Stock upon conversion will be within five (5) business days from the date the notice of conversion with the original Debenture is delivered to the Company.

        B. (I) NOTWITHSTANDING ANY OTHER PROVISION HEREOF TO THE CONTRARY, AT ANY TIME PRIOR TO THE Conversion Date, the Company shall have the right to redeem all but not less than all of the outstanding principal amount of the Debentures then held by the Holder for an amount (the "Redemption Amount") equal to the sum of (i) such outstanding principal of the Debentures plus all accrued but unpaid interest thereof through the date the Redemption Price is paid to the Holder (the "Redemption Payment Date"), plus (ii) the Redemption Premium (as defined below).

        (ii) The "Redemption Premium" shall be:

           a. if the Redemption Payment Date is not more than 45 days from the Issuance Date, [7%] of the outstanding principal of the Debentures;

           b. if the Redemption Payment Date is more than 45 days but not more than 90 days from the Issuance Date, [14%] of the outstanding principal of the Debentures; and

           c. if the Redemption Payment Date is more than 90 days from the Issuance Date, [25%] of the outstanding principal of the Debentures.

        iii. The Redemption Payment shall be paid to the Holder within ten (10) days from the date of the Notice of Redemption. Furthermore, in the event such payment is not timely made, any rights of the Company to redeem the Debenture shall terminate, and the Notice of Redemption shall be null and void.

        C. The Company shall have the right to require, by written notice to the Holder of this Debenture at least ten (10) days prior to the Maturity Date, that the Holder of this Debenture exercise its right of conversion with respect to all or that portion of the principal amount and interest outstanding on the Maturity Date.

    5. No provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture and all other Debentures now or hereafter issued of similar terms are direct obligations of the Company.

    6. No recourse shall be had for the payment of the principal of, or the interest on, this Debenture, or for any claim based hereon, or otherwise in respect hereof, against any incorporate, shareholder, officer or director, as such past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

    7. If the Company mergers or consolidates with another corporation or sells or transfers all or substantially all of its assets to another person and the holders of the Common Stock are entitled to receive stock, securities or property in respect of or in exchange for Common Stock, then as a condition of such merger, consolidated, sale or transfer, the Company and any such successor, purchaser or transferee agree that the Debenture may thereafter be converted on the terms and subject to the conditions set forth above into the kind and amount of stock, securities or property receivable upon such merger, consolidation, sale or transfer by a holder of the number of shares of Common Stock into which this Debenture might have been converted immediately before such merger, consolidation, sale or transfer, subject to adjustments which shall be as nearly equivalent as may be practicable. In the event of any proposed merger, consolidation or sale or transfer of all or substantially all of the assets of the Company (a "Sale"), the Holder hereof shall have the right to convert by delivering a Notice of Conversion to the Company within fifteen (15) days of receipt of notice of such Sale from the Company. In the event the Holder hereof shall elect not to convert, and without regard to Section 4(b) above, the Company may prepay all outstanding principal and accrued interest on this Debenture, less all amounts required by law to be deducted, upon which tender of payment following such notice, the right of conversion shall terminate.

    8. The Holder of the Debenture, by acceptance hereof, agrees that this Debenture is being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Debenture or the Shares of Common Stock issuable upon conversion thereof except under circumstances which will not result in a violation of the Act or any applicable state Blue Sky or foreign laws or similar laws relating to the sale of securities.

    9. The indebtedness evidenced by this Debenture shall be subordinate and subject in right of payment to the prior payment in full of the Company's Senior Indebtedness. "Senior Indebtedness " shall mean the principal, unpaid interest and any other amounts due and owing on (i) indebtedness of the Company, or indebtedness on which the Company is a guarantor, whether outstanding on the date hereof or hereafter created, to banks for money borrowed by the Company or a subsidiary of the Company, whether or not secured, but in no event in excess of Four Hundred Thousand Dollars ($400,000), and (ii) any deferrals, renewals, refunds or extensions of such indebtedness or any debentures, notes or other evidence of indebtedness issued in exchange for such indebtedness, but in no event in excess of Four Hundred Thousand Dollars ($400,000).

    10. This Debenture shall be governed by and construed in accordance with the laws of the State of Washington for contracts to be wholly performed in such state and without regard to the principles thereof regarding the conflict of laws. Each of the parties consents to jurisdiction in King County, Washington in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

    11. The following shall constitute an "Event of Default":

        a. The Company shall default in the payment of principal or interest on this Debenture and such default shall remain unremedied for five (5) business days after the Company has been notified of the default in writing by a Holder; or

        b. Any of the representations or warranties made by the Company herein, in the Purchase Agreement, or in any certificate or financial or other written statements furnished by the Company in connection with the execution and delivery of this Debenture or the Purchase Agreement shall be false or misleading in any material respect at the time made; or

        c. The Company fails to issue shares of Common Stock to the Holder or to cause its Transfer Agent to issue shares of Common Stock upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Debenture, fails to transfer or to cause its transfer Agent to transfer any certificate for shares of Common Stock issued to the Holder upon conversion of this Debenture and when required by the Debenture or the Purchase Agreement, or fails to remove any restrictive legend or to cause its Transfer Agent to transfer on any certificate or any shares of Common Stock issued to the Holder upon conversion of this Debenture as and when required by this Debenture or the Securities Purchase Agreement and any such failure shall continue uncured for five (5) business days after the Company has been notified of such failure in writing by Holder; or

        d. The Company shall fail to perform or observe, in any material respect, any other covenant, term, provision, condition, agreement or obligation of the Company under this Debenture and such failure shall continue uncured for a period of thirty (30) days after written notice from the Holder of such failure; or

        e. The Company shall (1) after the date hereof, make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (2) apply for or consent to the appointment of a trustee, liquidation or receiver for all or a substantial part of its property or business; or

        f. A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment; or

        g. Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within sixty (60) days thereafter; or

        h. Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within sixty (60) days after such institution or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding.

    Then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default), at the option of the Holder and in the Holder's sole discretion, the Holder may consider this Debenture immediately due and payable, without presentment, demand, protest or notice of any kinds, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law.

    12. Nothing contained in this Debenture shall be construed as conferring upon the Holder the right to vote or to receive dividends or to consent or receive notice as a shareholder in respect of any meeting of shareholders or any rights whatsoever as a shareholder of the Company, unless and to the extent converted in accordance with the terms hereof.

    IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

Dated:       , 199                            MIDISOFT CORPORATION

                                              By: ----------------------------------------

                                              -------------------------------------------
                                              (Print Name)

                                              -------------------------------------------
                                              (Title)

                                   EXHIBIT A
                              NOTICE OF CONVERSION
  (To be Executed by the Registered Holder in order to Convert the Debenture)

    The undersigned hereby irrevocably elects to convert $         of the
principal amount of the above Debenture No.       into shares of Common Stock of
MIDISOFT CORPORATION (the "Company") according to the conditions hereof, as of
the date written below. In converting the Debenture No.       , the undersigned
hereby confirms and acknowledges that the shares of Common Stock are being acquired solely for the account of the undersigned and not a nominee for any other party, and that the undersigned will not offer, sell or otherwise dispose of any such shares of Common Stock, except under circumstances that will not result in a violation of the Securities Act of 1933, as amended.
Date of Conversion _____________________________________________________________
Applicable Conversion Price ____________________________________________________
Signature ______________________________________________________________________
                                     [Name]
Address: _______________________________________________________________________
________________________________________________________________________________
*This original Debenture and Notice of Conversion must be received by the Company by the third business date following the Date of Conversion.

                                    WARRANT

    THE REGISTERED OWNER OF THIS WARRANT, BY HIS ACCEPTANCE HEREOF, AGREES THAT HE WILL NOT SELL, TRANSFER OR ASSIGN THIS WARRANT. TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN ANNEX I TO WARRANT, STATEMENT OF RIGHTS; OF WARRANTHOLDER. NO TRANSFER OF THESE SECURITIES OR OF THIS CERTIFICATE, OR OF ANY SECURITIES OR CERTIFICATES ISSUED IN EXCHANGE THEREFOR, SHALL BE EFFECTIVE UNLESS THERE IS COMPLIANCE WITH THE TERMS AND CONDITIONS OF SUCH RESTRICTIONS.

                            ------------------------

                                    WARRANT
             FOR THE PURCHASE OF 416,666 SHARES OF COMMON STOCK OF
                              MIDISOFT CORPORATION
                           (A WASHINGTON CORPORATION)

    THIS CERTIFIES THAT, for value received, BP Software, Ltd., as registered owner (the "Owner") of this Warrant, is entitled, subject to Annex I hereto at any time or from time to time on after October 28, 1997 and at or before 5:00 p.m., Pacific Time, October 28, 2002, subject to earlier expiration pursuant to
Section 2 of Annex I attached hereto (the "Expiration Date"), but not thereafter, to subscribe for, purchase and receive fully paid and non-assessable shares of common stock (the "Shares") of Midisoft Corporation, a Washington corporation (the "Corporation"), at the price of $1.50 per Share (the "Exercise Price"), upon presentation and surrender of this Warrant and upon payment of the Exercise Price for the Shares to be purchased to the Corporation at the principal office of the Corporation as more fully described in the Statement of Rights of Warrantholder, a copy of which is attached as Annex I hereto and by this reference made a part hereof; provided, however, upon the occurrence of the events specified in Annex I, the rights granted by this Warrant shall be terminated or adjusted as specified in Annex I. Upon exercise of this Warrant, the form of election hereinafter provided must be duly executed and the instructions for registration of the Shares acquired by such exercise must be completed. If the subscription rights represented hereby shall not be exercised at or before the Expiration Date, or such earlier date as may be applicable pursuant to Section 2 of Annex I, this Warrant shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.

    Subject to the terms contained herein, this Warrant may be exercised in whole or in part by execution by the Owner of the form of exercise attached hereto. In the event of the exercise hereof in part only, the Corporation shall cause to be delivered to the Owner a new Warrant of like tenor to this Warrant in the name of the Owner evidencing the right of the Owner to purchase the number of Shares purchasable hereunder as to which this Warrant has not been exercised.

    In no event shall this Warrant (or the Shares issuable upon full or partial exercise hereof) be offered or sold except in conformity with the Securities Act of 1933, as amended.

    IN WITNESS WHEREOF, the Corporation has caused this Warrant to be signed by its duly authorized officers.

                                          MIDISOFT CORPORATION

                                          By
                                          --------------------------------------

                                                        President

                                          By
                                          --------------------------------------

                                                        Secretary

Form to be used to exercise Warrant:

                                 EXERCISE FORM

    The undersigned hereby elects irrevocably to exercise this within Warrant and to purchase shares of Common Stock of Midisoft Corporation, called for
hereby, and hereby makes payment of $         (at the rate of $1.50 per share)
in payment of the Exercise Price pursuant hereto. Please issue the shares as to which this Warrant is exercised in accordance with the instructions given below.

Dated:            , 19
                                          Signature: ___________________________
                                          Signature Guaranteed: ________________

                    INSTRUCTIONS FOR REGISTRATION OF SHARES
Name _________________________________

       (Print in Block Letters)
Address ______________________________

                              MIDISOFT CORPORATION
                               ANNEX I TO WARRANT
                      STATEMENT OF RIGHTS OF WARRANTHOLDER

    1. EXCHANGE OF WARRANT. This Warrant, at any time prior to the exercise hereof, upon presentation and surrender to the Corporation, may be exchanged, alone or with other Warrants of like tenor registered in the name of the same Owner, for another Warrant or other Warrants of like tenor in the name of such Owner, exercisable for the same aggregate number of Shares as the Warrant or Warrants surrendered.

    2.  PURCHASE AND EXERCISE OF WARRANT.

    THIS WARRANT MAY NOT BE SOLD, ASSIGNED, HYPOTHECATED, TRANSFERRED, OTHER THAN BY WILL OR PURSUANT TO THE LAWS OF DESCENT AND DISTRIBUTION. EACH CERTIFICATE FOR WARRANTS ISSUED HEREUNDER SHALL BEAR A LEGEND READING SUBSTANTIALLY AS FOLLOWS:

    "TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN ANNEX I TO WARRANT, STATEMENT OF RIGHTS OF WARRANTHOLDER. NO TRANSFER OF THESE SECURITIES OR OF THIS CERTIFICATE, OR OF ANY SECURITIES OR CERTIFICATES ISSUED IN EXCHANGE THEREFOR, SHALL BE EFFECTIVE UNLESS THERE IS COMPLIANCE WITH THE TERMS AND CONDITIONS OF SUCH RESTRICTIONS."

    In case the Owner shall desire to exercise the purchase right evidenced by this Warrant, the Owner shall surrender this Warrant with the form of exercise attached hereto duly executed by the Owner, to the Corporation at the principal office of the Corporation at 1605 NW Sammamish Road, Suite 205, Issaquah, Washington 98027, attention of the President accompanied by payment by certified funds, cashier's check or other form of payment acceptable to the Corporation of the total Exercise Price (hereinafter defined) for the Shares to be purchased. This Warrant may be exercised in whole or in part. In case of the exercise hereof in part only the Corporation will deliver to the Owner a new Warrant of like tenor in the name of the Owner evidencing the right to purchase the number of Shares as to which this Warrant has not been exercised. Unless the Corporation receives an opinion from counsel satisfactory to it that such a legend is not required in order to assure compliance with the Securities Act of 1933, as amended (the "1933 Act"), or any applicable state securities laws, each certificate for Shares issued hereunder shall bear a legend reading substantially as follows:

    THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, NOR HAVE THEY BEEN REGISTERED UNDER THE SECURITIES ("BLUE SKY") LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS THEY HAVE FIRST BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND UNDER THE APPLICABLE STATE SECURITIES ("BLUE SKY") LAWS OR UNLESS THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND LAWS IS ESTABLISHED TO THE SATISFACTION OF THE COMPANY, WHICH MAY NECESSITATE A WRITTEN OPINION OF SELLER'S COUNSEL SATISFACTORY TO COMPANY COUNSEL.

    THE EXERCISE PRICE (THE "EXERCISE PRICE") PER SHARE ISSUABLE UPON THE EXERCISE OF THIS WARRANT SHALL BE $1.50.

    THE TERM OF THIS WARRANT (THE "WARRANT PERIOD") IS A FIVE YEAR PERIOD COMMENCING ON OCTOBER 28, 1997 AND ENDING ON OCTOBER 28, 2002.

    3.  DISPOSITION OF SECURITIES

        0   The registered owner of this Warrant, by acceptance hereof, agrees that, before any disposition is made of any Warrant or underlying Share, the Owner shall give written notice to the

    Corporation describing briefly the manner of any such proposed disposition. No such disposition shall be made unless and until:

        1   The Corporation has received an opinion from counsel for the Owner of said securities stating that no registration under the 1933 Act or any state securities law is required with respect to such disposition; or

        2   A registration statement or post-effective amendment to a
    registration statement under the 1933 Act has been filed by the Corporation and made effective by the Securities and Exchange Commission covering such proposed disposition and the securities have been registered under the appropriate state securities laws or an exemption from registration is available.

    4.  SHARE DIVIDENDS RECLASSIFICATION; REORGANIZATION PROVISIONS.

    a. If, prior to the expiration of this Warrant by exercise or by its terms, the Corporation shall issue shares of Common Stock as a share dividend or subdivide the number of outstanding shares of Common Stock into a greater number of shares, then, in either of such cases, the Exercise Price per Share purchasable pursuant to this Warrant in effect at the time of such action shall be proportionately increased; and conversely, if the Corporation shall contract the number of outstanding shares of Common Stock by combining such shares into a smaller number of shares, then, in such case, the Exercise Price per Share purchasable pursuant to this Warrant in effect at the time of such action shall be proportionately increased and the number of Shares at that time purchasable pursuant to this Warrant shall be proportionately decreased. If the Corporation shall, at any time during the life of this Warrant declare a dividend payable in cash on its shares of Common Stock and shall at substantially the same time offer to its shareholders a right to purchase new shares of Common Stock form the proceeds of such dividend or for an amount substantially equal to the dividend, all shares of Common Stock so issued shall, for the purpose of this Warrant, be deemed to have been issued as a share dividend. Any dividend paid or distributed upon the Common Stock in shares of any other class of securities convertible into Common Stock shall be treated as a dividend paid in Common Stock to the extent that shares of Common Stock are issuable upon the conversion thereof.

    b. If, prior to the expiration of this Warrant by exercise or by its terms, the Corporation shall be re-capitalized by reclassifying its outstanding shares of Common Stock into shares with a different par value, or the Corporation or a successor corporation shall consolidate or merge with or convey all or substantially all of its or of any successor corporation's property and assets to any other corporation or corporations (any such corporation being included within the meaning of the term "successor corporation" used above in the event of any consolidation or merger of any such corporation with, or the sale of all or substantially all of the property of any such corporation to another corporation or corporations), the Owner of this Warrant shall thereafter have the right to purchase, upon the basis and on the terms and conditions and during the time specified in this Warrant, in lieu of the Shares theretofore purchasable upon the exercise of this Warrant, such shares, securities, or assets as may be issued or payable with respect to, or in exchange for, the number of Shares theretofore purchasable upon the exercise of this Warrant had such re-capitalization, consolidation, merger or conveyance not taken place, and, in any such event, the rights of the Owner of this Warrant to an adjustment in the number of Shares purchasable upon the exercise of this Warrant as herein provided shall continue and be preserved in respect of any shares, securities, or assets which the Owner of this Warrant becomes entitled to purchase.

    c. If: (i) the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable otherwise than in cash, or any other distribution in respect of the Common Stock (including cash), pursuant to, without limitation, any spin-off, split-off, or distribution of the Corporation's assets; or (ii) the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to subscribe for or purchase any shares of any class or to receive any other rights; or (iii) in the event of any classification, reclassification, or other reorganization of the shares which the Corporation is authorized to issue, consolidation or merger of the Corporation with or into another corporation, or conveyance of all or substantially all of the assets of the Corporation, or (iv) in the event of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation; then, and in any such case, the Corporation shall mail to the Owner of this Warrant, at least thirty
(30) days prior thereto, a notice stating the date or expected date on which a record is to be taken for the purpose of such dividend, distribution or rights, or the date on which such classification, reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation, or winding up as the case may be, will be effected. Such notice shall also specify the date or expected date, if any is to be fixed, as of which holders of record shall be entitled to participate in such dividend, distribution, or rights, or shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such classification, Reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up, as the case may be.

    IF THE CORPORATION, AT ANY TIME WHILE THIS WARRANT SHALL REMAIN UNEXPIRED AND UNEXERCISED, SHALL SELL ALL OR SUBSTANTIALLY ALL OF ITS PROPERTY, DISSOLVE, LIQUIDATE, OR WIND UP ITS AFFAIRS, THE OWNER OF THIS WARRANT MAY THEREAFTER RECEIVE UPON EXERCISE HEREOF, IN LIEU OF EACH SHARE WHICH IT WOULD HAVE BEEN ENTITLED TO RECEIVE, THE SAME KIND AND AMOUNT OF ANY SECURITIES OR ASSETS AS MAY BE ISSUABLE, DISTRIBUTABLE, OR PAYABLE UPON ANY SUCH SALE, DISSOLUTION, LIQUIDATION, OR WINDING UP WITH RESPECT TO EACH COMMON SHARE OF THE CORPORATION.

    5. RESERVATION OF SHARES ISSUABLE ON EXERCISE OF WARRANTS. THE CORPORATION WILL, AT ALL TIMES, RESERVE AND KEEP AVAILABLE OUT OF ITS AUTHORIZED SHARES, SOLELY FOR ISSUANCE UPON THE EXERCISE OF THIS WARRANT SUCH NUMBER OF SHARES OF COMMON STOCK AND OTHER SHARES AS FROM TIME TO TIME SHALL BE ISSUABLE UPON THE EXERCISE OF THIS WARRANT.

    6. LOSS, THEFT, DESTRUCTION OR MUTILATION. UPON RECEIPT BY THE CORPORATION OF EVIDENCE SATISFACTORY TO IT (IN THE EXERCISE OF ITS REASONABLE DISCRETION) OF THE OWNERSHIP OF AND THE LOSS, THEFT, DESTRUCTION, OR MUTILATION OF THIS WARRANT, THE CORPORATION WILL EXECUTE AND DELIVER, IN LIEU THEREOF, A NEW WARRANT OF LIKE TENOR.

    7. WARRANTHOLDER NOT A SHAREHOLDER. THE OWNER OF THIS WARRANT, AS SUCH, SHALL NOT BE ENTITLED BY REASON OF THIS WARRANT TO ANY RIGHTS WHATSOEVER OF A SHAREHOLDER OF THE CORPORATION.

DATED THIS       DAY OF            , 199  .

                                          MIDISOFT CORPORATION
                                          BY: __________________________________
                                             PRESIDENT

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